Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Jean-Pierre Sbraire, Chief Financial Officer of TotalEnergies SE, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TotalEnergies SE, a French societas europaea, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 2.50 euros each, of TotalEnergies SE that may be issued pursuant to the TotalEnergies Holdings USA, Inc. 2024 Employee Shareholder Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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[Signature page of Form S-8 Power of Attorney TotalEnergies SE]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates noted below.

Date: April 24, 2024	By:	/s/ Patrick Pouyanné
	Name:	Patrick Pouyanné
	Title:	Chairman and Chief Executive Officer

Date: April 25, 2024	By:	/s/ Jacques Aschenbroich
	Name:	Jacques Aschenbroich
	Title:	Director

Date: April 25, 2024	By:	/s/ Marie-Christine Coisne-Roquette
	Name:	Marie-Christine Coisne-Roquette
	Title:	Director

Date: April 25, 2024	By:	/s/ Lise Croteau
	Name:	Lise Croteau
	Title:	Director

Date: April 25, 2024	By:	/s/ Mark Cutifani
	Name:	Mark Cutifani
	Title:	Director

Date: April 25, 2024	By:	/s/ Romain Garcia-Ivaldi
	Name:	Romain Garcia-Ivaldi
	Title:	Director

Date: April 25, 2024	By:	/s/ Maria van der Hoeven
	Name:	Maria van der Hoeven
	Title:	Director

Date:	By:
	Name:	Glenn Hubbard
	Title:	Director

[Signature page of Form S-8 Power of Attorney TotalEnergies SE]

Date: April 25, 2024	By:	/s/ Anne-Marie Idrac
	Name:	Anne-Marie Idrac
	Title:	Director

Date: April 25, 2024	By:	/s/ Emma de Jonge
	Name:	Emma de Jonge
	Title:	Director

Date: April 25, 2024	By:	/s/ Anelise Lara
	Name:	Anelise Lara
	Title:	Director

Date: April 25, 2024	By:	/s/ Jean Lemierre
	Name:	Jean Lemierre
	Title:	Director

Date: April 25, 2024	By:	/s/ Dierk Paskert
	Name:	Dierk Paskert
	Title:	Director

Date: April 25, 2024	By:	/s/ Angel Pobo
	Name:	Angel Pobo
	Title:	Director

Date: March 27, 2024	By:	/s/ Elodie Tilmant
	Name:	Elodie Tilmant
	Title:	Chief Accounting Officer

Date: March 27, 2024	By:	/s/ Jeanine Wai
	Name:	Jeanine Wai
	Title:	Authorized Representative in the United States

[Signature page of Form S-8 Power of Attorney TotalEnergies SE]